Press Release
For More Information, Call:

ELLEN M. DYLLA
INVESTOR RELATIONS	October 26, 2010
(979) 849-6550

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS RESULTS FOR THE
QUARTER ENDED SEPTEMBER 30, 2010

ANGLETON, TX, OCTOBER 26, 2010 – Benchmark Electronics, Inc. (NYSE: BHE), a leading contract manufacturing provider, announced sales of $614 million for the quarter ended September 30, 2010, a 20% increase compared to $510 million for the same quarter in the prior year. The Company reported third quarter net income of $23 million, or $0.37 per diluted share. In the comparable period in 2009, the Company reported net income of $16 million, or $0.25 per diluted share. Excluding special items, the Company would have reported $0.38 per diluted share for the third quarter of 2010, which represented a 41% increase when compared to $0.27 per diluted share, in the third quarter of 2009. The reconciliation of GAAP to Non-GAAP financial results at the end of this press release includes a description of our special items.

“We are pleased with another quarter of solid operating results, which were driven by strong revenue growth and excellent execution,” said Cary T. Fu, the Company’s Chief Executive Officer. “Strategic initiatives expanding our precision technology services and diversification of our customer base have strengthened our business model and further enhanced our margin potential.”

Third Quarter 2010 Financial Highlights

•	Operating margin for the third quarter was 4.0% excluding special items and 3.9% on a GAAP basis.
•	Cash flows provided by operating activities for the third quarter were approximately $14 million.
•	Cash and long-term investments balance was $383 million at September 30, 2010. Long-term investments consist of $36 million of auction rate securities.
•	Accounts receivable was $427 million at September 30, 2010; calculated days sales outstanding were 63 days.
•	Inventory was $381 million at September 30, 2010; inventory turns were 5.9 times.
•	Repurchases of common shares for the third quarter totaled $21 million or 1.3 million shares.

Industry Sectors
The following table sets forth sales by industry sector for the quarters ended September 30, 2010, June 30, 2010 and March 31, 2010.

	September 30,	June 30,	March 31,
	2010	2010	2010
Computers and related products for business enterprises	31%	32%	32%
Telecommunications equipment	22%	23%	23%
Industrial control equipment	26%	25%	24%
Medical devices	10%	10%	12%
Testing and instrumentation products	11%	10%	9%

Fourth Quarter 2010 Outlook
Sales for the fourth quarter of 2010 are expected to range from $590 million to $630 million. Diluted earnings per share for the fourth quarter, excluding special items, are expected to be between $0.33 and $0.37. This guidance reflects a recent increase in cautiousness from our customers regarding the economic climate.

Non-GAAP Financial Measures
This press release includes financial measures for earnings and earnings per share that exclude certain items and therefore are not in accordance with generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the company’s performance and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain items to better assess operating performance and to help investors compare our results with our previous guidance.

The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements
This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Our forward-looking statements may be deemed to include, among other things, the statement “strategic initiatives expanding our precision technology services and diversification of our customer base have strengthened our business model and further enhanced our margin potential”, our sales and diluted earnings per share (excluding special items) guidance for the fourth quarter of 2010, as well as other statements, express or implied, concerning: future operating results or the ability to generate sales, income or cash flow; and Benchmark’s business and growth strategies, including expected internal growth and performance goals. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions, including but not limited to industry and economic conditions, and customer actions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of this release, and Benchmark assumes no obligation to update any such forward-looking statements. Persons are advised to consult further disclosures on related subjects in Benchmark’s Form 10-K for the year ended December 31, 2009, in its other filings with the Securities and Exchange Commission and in its press releases.

Additional Information
Benchmark Electronics, Inc. provides integrated electronics manufacturing, design and engineering services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment, testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include 23 facilities in ten countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

A conference call hosted by Benchmark management will be held today at 10:00 am (Central time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to our website at www.bench.com.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
 (Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Income from operations (GAAP)	$23,890	$11,674	$68,884	$34,199
Restructuring charges	452	3,754	2,149	5,901
Non-GAAP income from operations	$24,342	$15,428	$71,033	$40,100

Net income (GAAP)	$22,998	$16,416	$62,025	$37,209
Restructuring charges, net of tax	365	3,647	1,283	5,343
Discrete US tax benefit	—	(2,668)	—	(2,668)
Non-GAAP net income	$23,363	$17,395	$63,308	$39,884

Earnings per share: (GAAP)
Basic	$0.37	$0.25	$0.99	$0.57
Diluted	$0.37	$0.25	$0.98	$0.57

Earnings per share: (Non-GAAP)
Basic	$0.38	$0.27	$1.01	$0.61
Diluted	$0.38	$0.27	$1.00	$0.61

Weighted average shares used in calculating
earnings per share:
Basic	61,712	64,754	62,597	64,955
Diluted	62,103	65,194	63,162	65,206

Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net sales	$613,864	$510,461	$1,775,218	$1,489,030
Cost of sales	566,143	473,648	1,635,258	1,386,027

Gross profit	47,721	36,813	139,960	103,003

Selling, general and administrative expenses	23,379	21,385	68,927	62,903
Restructuring charges	452	3,754	2,149	5,901

Income from operations	23,890	11,674	68,884	34,199

Other income (expense):
Interest income	394	382	1,208	1,710
Interest expense	(343)	(350)	(1,022)	(1,051)
Other	1,212	(575)	162	(970)
Total other income (expense), net	1,263	(543)	348	(311)

Income before income taxes	25,153	11,131	69,232	33,888

Income tax benefit (expense)	(2,155)	5,285	(7,207)	3,321

Net income	$22,998	$16,416	$62,025	$37,209

Denominator for basic earnings per share - weighted average number of common shares outstanding during the period	61,712	64,754	62,597	64,955
Incremental common shares attributable to restricted shares and the exercise of outstanding equity instruments	391	440	565	251
Denominator for diluted earnings per share	62,103	65,194	63,162	65,206

Earnings per share:
Basic	$0.37	$0.25	$0.99	$0.57
Diluted	$0.37	$0.25	$0.98	$0.57

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet
September 30, 2010
(Amounts in Thousands)
(UNAUDITED)

Assets

Current assets:
Cash and cash-equivalents	$346,299
Accounts receivable, net	426,868
Inventories, net	380,644
Other current assets	53,246

Total current assets	1,207,057

Long-term investments	36,252
Property, plant and equipment, net	129,171
Other assets, net	60,041
Goodwill, net	37,912

Total assets	$1,470,433

Liabilities and Shareholders’ Equity

Current liabilities:
Current installments of capital lease obligations	$348
Accounts payable	264,080
Accrued liabilities	65,204

Total current liabilities	329,632

Capital lease obligations, less current installments	11,110
Other long-term liabilities	24,064
Shareholders’ equity	1,105,627

Total liabilities and shareholders’ equity	$1,470,433